UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

Commission File Number: 000-20333

NOCOPI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

maryland	87-0406496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Shoemaker Road, Suite 104, King of Prussia, PA 19406

(Address of principal executive offices)(Zip Code)

(610) 834-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On September 30, 2026, Nocopi Technologies, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Mr. Terry Stovold, the Company’s Chief Operating Officer, pursuant to which Mr. Stovold resigned as Chief Operating Officer, effective October 1, 2026 (the “Retirement Date”). Following the Retirement Date, Mr. Stovold will remain employed by the Company as a non-executive employee in a limited transitional capacity through July 1, 2029 (the “Transition Period”). During the Transition Period, Mr. Stovold will receive $8,000 per month, continue to participate in the Company’s medical and dental benefit plans, be eligible for reimbursement of certain business expenses and assist with the transition of his duties and responsibilities.

Upon completion of the Transition Period, Mr. Stovold will be entitled to a lump-sum payment of $90,000, subject to applicable withholding and his execution and non-revocation of a general release of claims. If his employment terminates before July 1, 2029 for any reason other than for Cause (as defined in the Letter Agreement), he will remain entitled to receive the $90,000 payment, subject to the release condition. If his employment terminates for Cause, his compensation and benefits will cease and he will not be entitled to the lump-sum payment.

The Letter Agreement also extends the duration of Mr. Stovold’s existing post-employment non-competition and non-solicitation obligations through July 1, 2031 or, if earlier, the termination of his employment, and provides for customary continuing confidentiality, cooperation and mutual non-disparagement obligations. Except as expressly modified by the Letter Agreement, Mr. Stovold’s employment agreement dated April 1, 2011 remains in effect. The Board of Directors of the Company expects to fill the vacancy created by Mr. Stovold’s resignation but has not formally appointed a successor to the position as of the date hereof.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Letter Agreement, dated as of September 30, 2026, by and between Terry Stovold and Nocopi Technologies, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Management contract or compensation plan or arrangement.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.

Dated: October 2, 2026	By:	/s/ Matthew C. Winger
Matthew C. Winger
Chief Executive Officer